UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022( June 22, 2022)

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Fifth Avenue, Suite 1400 New York, NY 10017	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 220-9226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	APLT	The Nasdaq Stock Market LLC

Item 1.01. Entry Into a Material Definitive Agreement.

On June 22, 2022, Applied Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SVB Securities LLC (the “Underwriter”), relating to the issuance and sale pursuant to an underwritten public offering (the “Offering”) of 20,000,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), 10,000,000 pre-funded warrants to purchase Common Stock in lieu of Shares (the “Pre-Funded Warrants”) at an exercise price of $0.0001 per share, and accompanying warrants to purchase up to 30,000,000 shares of its Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) at an exercise price of $1.00 per share (the Shares and Warrants together, the “Securities”). Each share of Common Stock and accompanying Common Warrant was sold at a public offering price of $1.00, less underwriting discounts and commissions, and each Pre-Funded Warrant and accompanying Common Warrant was sold at a public offering price of $0.9999, less underwriting discounts and commissions, as described in the prospectus supplement, dated June 22, 2022, filed with the Securities and Exchange Commission on June 24, 2022. The Pre-Funded Warrants and the Common Warrants are immediately exercisable and will expire five years from the date of issuance. Holders may not exercise any Pre-Funded Warrants or Common Warrants that would cause the aggregate number of shares of Common Stock beneficially owned by the holder to exceed 9.99% of the Company’s outstanding Common Stock immediately after exercise. Holders of the Warrants (together with affiliates) who immediately prior to the issue date beneficially own more than 9.99% of outstanding Common Stock may not exercise any portion of their Pre-Funded Warrants or Common Warrants if the holder (together with affiliates) would beneficially own more than 19.99% of the Company’s outstanding Common Stock after exercise. The Warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions for no consideration of assets to the Company’s stockholders. In the event of certain corporate transactions, the holders of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such transaction. The Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled. The Company intends to use the net proceeds from this Offering for general corporate purposes. General corporate purposes may include research and development costs, including the conduct of clinical trials and process development and manufacturing of the Company’s product candidates, expansion of the Company’s research and development capabilities, working capital and capital expenditures. Entities affiliated with Alexandria Venture Investments, LLC, which, as of March 31, 2022, owned 13.1% of the Company’s outstanding Common Stock, purchased 3,500,000 shares and 1,500,000 Pre-Funded Warrants in the Offering.

The Offering closed on June 27, 2022.

The foregoing summary of the Underwriting Agreement, Pre-Funded Warrants and Common Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference, the form of Pre-Funded Warrant, which is filed herewith as Exhibit 4.1 and incorporated herein by reference, and the form of Common Warrant, which is filed herewith as Exhibit 4.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 22, 2022, between the Company and SVB Securities LLC.

4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

4.2	Form of Common Warrant to Purchase Common Stock.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities in the Offering.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: June 27, 2022	By:	/s/ Shoshana Shendelman
	Name:	Shoshana Shendelman
	Title:	President and Chief Executive Officer

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